UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                            QUAD SYSTEMS CORPORATION-
                (Name of Registrant as Specified In Its Charter)

                      ___________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          N/A

     (2)  Aggregate number of securities to which transaction applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4)  Proposed maximum aggregate value of transaction:

          N/A

     (5)  Total fee paid:

          N/A

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                            Quad Systems Corporation

              2405 Maryland Road * Willow Grove, Pennsylvania 19090

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON THURSDAY, MARCH 12, 1998

                                   ----------

     The Annual Meeting of Stockholders (the "Meeting") of Quad Systems Corporation, a Delaware corporation (the "Company"), will be held on Thursday, March 12, 1998 at 10:00 a.m., local time, at Williamson's Restaurant, Route 611 and Blair Mill Road, Horsham, Pennsylvania, for the following purposes:

         1. To elect five directors to hold office until the Annual Meeting of Stockholders in 1999 and until their respective successors are duly elected and qualified.

         2. To transact such other business as may properly come before the meeting and any and all adjournments and postponements thereof.

     The Board of Directors has fixed the close of business on January 14, 1998 as the record date for the meeting. Only stockholders of record at that time are entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

     The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the meeting.

     A complete list of the stockholders entitled to vote at the Meeting will be open to the examination of any stockholder, for any purpose germane to the Meeting, during ordinary business hours, for a period of at least 10 days prior to the Meeting, at the principal executive offices of the Company, 2405 Maryland Road, Willow Grove, Pennsylvania 19090.

     The Board of Directors urges you to date, sign and return the enclosed proxy promptly. The return of the enclosed proxy will not affect your right to vote in person if you do attend the Meeting.

                               By Order of the Board of Directors,


                                ROBERT P. PINKAS
                                    Secretary


February 10, 1998

                            Quad Systems Corporation

              2405 Maryland Road * Willow Grove, Pennsylvania 19090

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Quad Systems Corporation, a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders (the "Meeting"), which is scheduled to be held at 10:00 a.m., local time, on Thursday, March 12, 1998, at Williamson's Restaurant, Route 611 and Blair Mill Road, Horsham, Pennsylvania, for the purposes set forth in the accompanying notice of the Meeting. This Proxy Statement, the foregoing notice and the enclosed proxy are being sent to stockholders on or about February 4, 1998.

     The Board of Directors knows of no matters that are likely to be brought before the Meeting, other than the matters specifically referred to in the notice of the Meeting. If any other matter properly comes before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, executed proxies will be voted "FOR" the five nominees of the Board of Directors for election as directors.

     Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.




                    VOTING SECURITIES AND SECURITY OWNERSHIP


VOTING SECURITIES

     At the close of business on January 14, 1998, the record date fixed for the determination of stockholders entitled to notice of and to vote at the Meeting, there were outstanding 4,354,491 shares of the Company's Common Stock, $.03 par value ("Common Stock"). Each stockholder of record at the close of business on January 14, 1998 is entitled to one vote for each share held. The presence at the meeting, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast will constitute a quorum for the Meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The table below sets forth certain information as of January 14, 1998 regarding the beneficial ownership (as defined in regulations issued by the Securities and Exchange Commission) of Common Stock of (i) each director and executive officer of the Company; (ii) each nominee for director; (iii) all directors and executive officers as a group; and (iv) each person known to the Company to own beneficially 5% or more of the outstanding Common Stock. Unless otherwise specified, the named beneficial owner has sole voting and investment power. The information in the table below was furnished by the owners listed. Shares issuable pursuant to the exercise of stock options are included in the table below if such options are currently exercisable or exercisable by March 15, 1998 (60 days after the date above).

                                                       NUMBER           PERCENT
     NAME                                             OF SHARES        OF CLASS
     ----                                             ---------        --------

     James R. Bergman(1) ...........................    53,254             1.2%
     Anthony R. Drury(1) ...........................    76,865             1.8%
     Terry D. Ellis(1)..............................     1,000               *
     Vahram V. Erdekian.............................     2,000               *
     Joseph L. Gasper(1)............................    41,500             1.0%
     Ian H. Henderson(1)............................    16,667               *
     Lorin J. Randall(1) ...........................    32,338               *
     Robert P. Pinkas(1)............................    38,890               *
     David W. Smith(1)..............................   171,008             3.9%
     David H. Young(1)..............................    36,000               *
     All Directors and Executive  Officers
       as a group(1) (9 persons)....................   469,522            10.8%

     Heartland Advisors, Inc.(4,5)
       790 N. Milwaukee Street
       Milwaukee, WI 53202..........................   450,000            10.3%

     FMR Corp.(2,5)
       82 Devonshire Street
       Boston, MA 02109.............................   421,700             9.7%

     Cowen & Company(3,5)
       Financial Square
       New York, NY 10005...........................   259,800             6.0%

----------

* Less than 1%.

(1) The amounts shown include shares covered by options exercisable within 60 days of January 14, 1998, as follows: 4,000 shares each, Messrs. Bergman, Randall, Pinkas and Young; 1,000 shares each, Messrs. Erdekian and Ellis; 60,300 shares, Mr. Drury; 41,500 shares, Mr. Gasper; 13,334 shares, Mr. Henderson; 160,000 shares, Mr. Smith; and 289,134 shares, all directors and executive officers as a group.

(2) FMR Corp., as the parent holding company of Fidelity Management and Research Company, its wholly-owned subsidiary, owns the shares reported. FMR Corp. has sole dispositive and voting power with respect to all of the shares reported.

(3) Cowen and Company has both shared dispositive and voting power with respect to all of the shares reported.

(4) Heartland Advisors, Inc. has both sole dispositive and voting power with respect to all of the shares reported.

(5) Based solely on information contained in filings with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended.

                            ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

     At the Meeting, the stockholders will elect five directors to hold office until the Annual Meeting of Stockholders in 1999 and until their respective successors are duly elected and qualified. Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted "FOR" the election of the following nominees: Vahram V. Erdekian, Robert P. Pinkas, Lorin J. Randall, David W. Smith and David H. Young. All of the nominees are currently members of the Company's Board of Directors.

     The Board of Directors believes that the nominees will be able to serve as directors. If any nominee is unable to serve, the persons named in the enclosed proxy will vote the shares they represent for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors.

     Directors will be elected by a plurality of votes cast. Abstentions and broker non-votes are not treated as votes cast, and thus are not the equivalent of votes against.

     Set forth below is certain information concerning the nominees for election as directors:

                                  DIRECTOR
NAME                        AGE    SINCE    POSITION WITH THE COMPANY
----                        ---    -----    -------------------------

David W. Smith............. 55      1992    President, Chief Executive Officer
                                              and Director
Vahram V. Erdekian(1)...... 49      1996    Director
Robert P. Pinkas........... 44      1982    Director, Secretary
Lorin J. Randall(2)........ 54      1988    Director
David H. Young(2).......... 50      1980    Director

----------

(1) Member of Stock Option and Compensation Committee.

(2) Member of Audit Committee.

     Mr. Smith has been President and Chief Executive Officer of the Company since May 1992.

     Mr. Erdekian has served on the Board of Directors of the Company since July 1996. Since October 1996, he has been Vice President, Worldwide Manufacturing Operations of Bay Networks, Inc. ("Bay Networks"), a leader in the computer network industry. From October 1994 until October 1996, he was Vice President, Manufacturing Product Operations of Bay Networks. From September 1993 until October 1994, Mr. Erdekian was the Vice President, Manufacturing Operations of Wellfleet Communications, which merged with Synoptics Corporation to form Bay Networks in August 1994. Prior to September 1993, he was an operations consultant to private and public corporations.

     Mr. Pinkas has served on the Board of Directors of the Company since 1982. Mr. Pinkas has been a general partner of Brantley Venture Partners, L.P. a venture capital firm, for more than five years. Since August 1996, Mr. Pinkas has also been a general partner of Brantley Venture Management, L.P. Mr. Pinkas is also a director of Gliatech, Inc., Pediatric Services of America, Inc., Medirisk, Inc. and Waterlink, Inc. Since November 1996, Mr. Pinkas has also been the Chairman of the Board, Chief Executive Officer, Treasurer and Director of Brantley Capital Corporation. Mr. Pinkas was the Company's Treasurer from March 1982 until October 1987.

     Mr. Randall has served on the Board of Directors of the Company since January 1988. Since January 1995, he has been the Vice President, Finance and Chief Financial Officer of CFM Technologies, Inc. From May 1994 until June 1995, Mr. Randall was the President and Chief Executive Officer of Greenwich Pharmaceuticals Incorporated ("GPI") (now known as Boston Life Sciences, Inc.). From September 1991 until May 1994, he was the Chief Financial Officer and Vice President of GPI. Mr. Randall was the Company's President and Chief Executive Officer from August 1988 until January 1990 and was the Company's Vice President, Operations and Chief Financial Officer from May 1985 until July 1988.

     Mr. Young is the founder of the Company and has served on the Company's Board of Directors since its inception. Mr. Young has been the President of Two Technologies, Inc., a company which manufactures hand-held computers, for more than five years. Mr. Young served as the Company's President from its inception until October 1985.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has an Audit Committee and a Stock Option and Compensation Committee, but does not have an Executive Committee or a Nominating Committee.

     The Audit Committee, which held two meetings in the fiscal year ended September 30, 1997, consists of Messrs. Randall and Young. The functions of the Audit Committee generally include reviewing with the Company's independent auditors the scope and results of their engagement and reviewing the adequacy of the Company's system of internal accounting controls.

     The Stock Option and Compensation Committee held six meetings in the fiscal year ended September 30, 1997, which consisted of Messrs. Bergman and Erdekian. The Stock Option and Compensation Committee is responsible for establishing salaries, bonuses and other compensation, including the grant of stock options under the Company's stock option plans.

     The Board of Directors held nine meetings in the fiscal year ended September 30, 1997.


COMPENSATION OF DIRECTORS

     Non-employee directors of the Company are paid a $1,000 fee for attending each meeting and a $250 fee for participating in each telephonic meeting of the Board of Directors. The directors are also reimbursed for their out-of-pocket expenses incurred in connection with the meetings. Effective July 24, 1997, each non-employee director in office on each October 1 commencing October 1, 1998 will be paid a $5,000 retainer for services provided to the Company for the prior year or, to the extent such person did not so serve for the entire prior year, such retainer payment will be made on a pro rata basis for the period served.

     Pursuant to the terms of the Company's 1993 Stock Option Plan (the "Plan"), as amended on July 24, 1997, each non-employee director, upon first being elected to the Board of Directors after July 24, 1997, shall be granted an option to purchase 6,000 shares of Common Stock exercisable in three equal installments on the first three anniversary dates of the date of grant, at an exercise price equal to the fair market value of the shares on the date of grant. In addition, each such director will receive a grant of 2,000 shares with an exercise price determined on the same basis every year thereafter, which options become exercisable on the third anniversary of the date of grant. Also on July 24, 1997, each non-employee director was granted an option to purchase an additional 3,000 shares exercisable over three years, so that the optionee shall have the right to exercise the option with respect to one third of the shares covered thereby commencing on the first anniversary of the date of grant with respect to the initial grant received upon first being elected to the Board of Directors.

     To date, each of Messrs. Pinkas, Randall and Young has received, under the Plan, 10,000 options for their service as directors, at exercise prices ranging from $7.00 to $11.25 and Mr. Erdekian has received a total of 7,000 options for his services, at exercise prices ranging from $7.50 to $10.00.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During fiscal 1997, the Company purchased from Two Technologies, Inc. ("Two Technologies") certain hand-held computers used in the Company's products. David
H. Young, a director of the Company, is the President of Two Technologies. The Company paid a total of $38,837. Also during fiscal 1997, Two Technologies purchased SMT process equipment from the Company in amounts totaling $243,421. The Company's transactions with Two Technologies were made at prices and on terms comparable to other arms'-length purchases and sales by the Company and the Company believes that such was also the case with respect to Two Technologies' transactions with the Company.

     During fiscal 1997, the Company received general contracting services for leasehold improvements at its Willow Grove facility from a son of Joseph L. Gasper, the Senior Vice President, Operations of the Company. The amount paid for such services in fiscal 1997 totaled $70,855. Mr. Gasper has informed the Company that, other than his familial relationship with his son, who does not reside in Mr. Gasper's household, Mr. Gasper has no direct or indirect interest in the services provided by his son to the Company.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid and accrued during each of the last four fiscal years to the Company's Chief Executive Officer and each of the Company's other executive officers during such periods.


                           SUMMARY COMPENSATION TABLE


                                                                        LONG-TERM
                                         ANNUAL COMPENSATION       COMPENSATION AWARDS
                                         -------------------       -------------------

                                                                       SECURITIES         ALL OTHER
NAME AND                                                               UNDERLYING       COMPENSATION
PRINCIPAL POSITION              YEAR     SALARY ($)    BONUS ($)       OPTIONS (#)         ($)(1)
------------------              ----     ----------    ---------       -----------         ------

David W. Smith                  1997     195,700       45,000          10,000              1,000
  President and Chief           1996     190,000      154,875          20,000              1,000
  Executive Officer             1995     169,731       22,500          10,000              1,000

Joseph L. Gasper                1997     133,900       15,000           5,000              1,000
  Senior Vice President,        1996     130,000       88,500          10,000              1,000
  Operations                    1995     119,885       20,000           5,000              1,000

Anthony R. Drury                1997     128,750       20,000           5,000              1,000
  Senior Vice President,        1996     125,000       88,500          10,000              1,000
  Finance and Chief             1995     113,885       11,000           5,000              1,000
  Financial Officer

Ian H. Henderson                1997      98,980       18,588           4,000              6,124
  Senior Vice President,        1996      80,828       12,507           7,000                674
  European Operations           1995      73,480       31,268           5,000                 --

Terry D. Ellis (2)              1997      90,000       12,000          21,000                 --
  Vice President,               1996      25,309        5,000           5,000                 --
  North American Sales
  and Customer Support


----------

(1) Consists of the Company's matching payments under its 401(k) Plan, except for Mr. Henderson for whom the amounts shown represent the Company's contribution under an English personal pension plan.

(2) Mr. Ellis joined the Company in June 1996, and his annualized base salary was then expected to be approximately $80,000.

STOCK OPTION GRANTS

     The following table sets forth certain information with respect to individual grants of stock options during the fiscal year ended September 30, 1997, to the Company's Chief Executive Officer and each of the Company's four other executive officers during such periods.

                                                                                   POTENTIAL REALIZABLE VALUE
                                                                                     AT ASSUMED ANNUAL RATES
                                                                                   OF STOCK PRICE APPRECIATION
                                             INDIVIDUAL GRANTS                         FOR OPTION TERM (1)
                         -------------------------------------------------------   ---------------------------
                            NUMBER OF      % OF TOTAL
                           SECURITIES        OPTIONS
                           UNDERLYING      GRANTED TO     EXERCISE OR
                             OPTIONS      EMPLOYEES IN    BASE PRICE   EXPIRATION
NAME                     GRANTED (#)(2)    FISCAL YEAR      ($/SH)        DATE          5% ($)      10% ($)
----                     --------------    -----------      ------        ----          ------      -------
David W. Smith              10,000            4.5%         $ 8.625      09/11/07      $ 54,242     $137,460
Joseph L. Gasper             5,000            2.2%         $ 8.625      09/11/07      $ 27,121     $ 68,730
Anthony R. Drury             5,000            2.2%         $ 8.625      09/11/07      $ 27,121     $ 68,730
Ian H. Henderson             4,000            1.8%         $ 8.625      09/11/07      $ 21,697     $ 54,984

Terry D. Ellis              15,000            6.7%         $10.625      03/05/07      $100,230     $254,003
                             5,000            2.2%         $10.000      07/24/07      $ 31,445     $ 79,687
                             1,000            0.4%         $ 8.625      09/11/07      $  5,424     $ 13,746
                            ------           ----                                     --------     --------
                            21,000            9.3%                                    $137,099     $347,436

----------

(1) Potential realizable value is based on the assumed annual growth rates compounded annually for the ten-year option term. The dollar amounts set forth under this heading are the result of calculations at the 5% and 10% assumed rates set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the stock price of the Company.

(2) The options granted in September 1997, with terms of 10 years, vest and become exercisable on September 11, 2002. The 15,000 options and the 5,000 options granted to Mr. Ellis in March 1997 and July 1997, respectively, vest in five annual installments beginning one year after the date of grant.


STOCK OPTION EXERCISES AND HOLDINGS

     The following table sets forth information relating to options exercised during the fiscal year ended September 30, 1997 by the Company's Chief Executive Officer and each of the Company's four other executive officers during the period and presents the value of unexercised options held by such individuals as of September 30, 1997:

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                            NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                              OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                                                                YEAR END (#)             FISCAL YEAR END ($) (2)
                                                         ----------------------------   ---------------------------
                              SHARES          VALUE
                             ACQUIRED       REALIZED
NAME                        ON EXERCISE      ($) (1)     EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------      -------     -----------    -------------   -----------   -------------

David W. Smith                 5,000        $ 35,205        150,000        62,500        $428,750        $23,125
Joseph L. Gasper              16,000        $137,996         37,500        29,750        $ 56,188        $ 9,875
Anthony R. Drury                 --         $  --            56,300        29,750        $152,538        $ 9,875
Ian H. Henderson                 --         $  --            13,334        21,333        $ 15,001        $ 6,250
Terry D. Ellis                   --         $  --             1,000        25,000        $    625        $ 2,500


----------

(1) Value realized is based upon the difference between the last sale price of the Company's Common Stock on The Nasdaq Stock Market on the dates of exercise and the exercise price of the options, multiplied by the number of shares acquired on exercise of the option.

(2) Total value of "in-the-money" unexercised options is based upon the difference between the last sale price of the Company's Common Stock on The Nasdaq Stock Market on September 26, 1997 ($8.125 per share) and each exercise price of the various "in-the-money options" held by such person, multiplied by the number of "in-the-money" option shares.

              REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE

     The Company's compensation policy with respect to its executive officers reflects two basic principles. First, compensation should, to a significant extent, reflect the financial performance of the Company. Second, a portion of an executive officers' compensation should provide long-term incentives that will tie long-term rewards for the executive officers to increases in stockholder values. The Company has traditionally attempted to effect its compensation policy through three separate components: salary, bonus and stock options.


   Annual Compensation

     Annual cash compensation is comprised of a base salary and a bonus award. The Committee establishes annual salaries by evaluating individual performances and the level of the executive's responsibility and experience. In addition, the Committee considers marketplace valuations of comparable executives of other companies in related industries, comparable in size with the Company, although salary determinations have not been based upon any specific criteria of compensation. Nevertheless, the members of the Stock Option and Compensation Committee, who either are affiliated with venture capital firms (Mr. Bergman) or a NYSE company (Mr. Erdekian) and have experience in setting compensation for companies in similar stages of development, believe that salaries of the executive officers in fiscal 1997 were modest, considering the scope of the Company's operations and the respective responsibilities and achievements of the executive officers. Annual adjustments in base salaries typically are made effective at the beginning of the fiscal year for which they are intended to apply and therefore reflect in large part prior year's business and individual performance achievements. During fiscal 1997, salary increases for the executive officers (except for Mr. Ellis and Mr. Henderson) were three percent. The increases in salary for Mr. Ellis and Mr. Henderson reflect their promotions to Vice President of North American Sales and Customer Support and Senior Vice President of European Operations, respectively.

     Bonus awards are made pursuant to criteria established toward the beginning of each fiscal year. A portion of the bonus, which comprised approximately 70% of the maximum bonus payable during the 1997 fiscal year, is non-discretionary and in 1997 is based upon the Company's achievement of specified levels of net income determined by the Committee in the relevant fiscal year. The amount of bonus is subject to minimum and maximum specified levels of net income. The Company's net income was less than the minimum net income level previously determined by the Committee; accordingly, the non-discretionary bonuses were not paid to any of the executives.

     The remaining portion of the bonus is discretionary and is based on the Committee's judgment concerning the achievement by the executive officer of certain stated objectives specifically related to that executive's functional responsibilities. The executive officers received a range from 50% to 86% of the discretionary bonuses, based upon the Committee's assessment of the level of achievement with respect to the stated objectives. Bonus payments are reduced by the amount of the Company's profit sharing contributions to its 401(k) for the officers. The discretionary bonus for Mr. Smith was based on criteria that included, among others, (i) improvement of customer satisfaction and reduction in warranty costs; (ii) completion of the semiconductor strategic plan and (iii) joint venture for development of new products.


   Long Term Compensation -- Stock Options

     The stock option component of the executive officers' compensation package is designed to provide incentive for the enhancement of stockholder value, since the full benefit of stock option grants will not be realized unless there has been appreciation in per share values over several years. In this regard, options have been granted at fair market value on the date of grant and vest in five years, except for certain options granted to Mr. Ellis which vest in equal annual installments over five years. The number of shares subject to each grant is set at a level intended to create an opportunity for stock ownership based on the officer's current position with the Company and the individual's personal performance in recent periods. The Committee also takes into account the number of vested and unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers. The options granted to each executive officer is detailed in the Option Grants in Last Year table.


   Deferred Compensation Plan

     The Company maintains a deferred compensation plan, pursuant to which certain executive officers may elect to defer a portion of their annual compensation. The participant's funds are invested among various investment vehicles designated by the plan administrators. Upon the death or retirement of a participant, the funds attributable to the participant (including any earnings on contributions) are distributed to the participant or the participant's beneficiary in a lump sum or in annual installments over various selected periods.

   Qualifying Executive Compensation for Deductibility Under Provisions of the Internal Revenue Code

     The Internal Revenue Code of 1986, as amended (the "Code"), provides that a publicly held corporation generally may not deduct compensation for its chief executive officer or each of certain other executive officers to the extent that such compensation exceeds $1,000,000 for the executive. The Committee intends to take such actions as are possible and appropriate to qualify compensation paid to executives for deductibility under the Code. In this regard, the Committee notes, however, that base salary and bonus levels are expected to remain well below the $1,000,000 limitation in the foreseeable future.


                   JAMES R. BERGMAN           VAHRAM V. ERDEKIAN




                  SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

     Section 16(a) of the 1934 Act requires the Company's officers and directors and persons who own more than ten percent of its Common Stock to file reports with the Securities and Exchange Commission disclosing their ownership of stock in the Company and changes in such ownership. Copies of such reports are also required to be furnished to the Company. Based solely on a review of the copies of such reports received by it, the Company believes that, during fiscal 1997, all such filing requirements were complied with, except that Mr. Smith filed one late Form 4 to report a sale of 351 shares of Common Stock.


                               STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return of the Company with the cumulative total return on the S & P 500 Stock Index and the Hambrecht & Quist Technology Index. Information relating to the Company begins on May 12, 1993 (the first date on which the Company's Common Stock was publicly traded).


       COMPARISON OF 53 MONTH CUMULATIVE TOTAL RETURN* AMONG QUAD SYSTEMS

   CORPORATION, THE S & P 500 INDEX AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX


                                    [GRAPH]


                                   5/12/93     9/93    9/94     9/95     9/96     9/97
                                   -------     ----    ----     ----     ----     ----

Quad Systems Corporation...........    100      197     200      126      128      113
S & P 500..........................    100      104     108      140      169      237
H & Q TECHNOLOGY...................    100      104     119      199      220      341



----------
* $100 invested on 5/12/93 in stock or on 4/30/93 in index-including reinvestment of dividends.

                     INFORMATION CONCERNING INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of Ernst & Young LLP to serve as independent auditors for the Company for the current fiscal year. Representatives of Ernst & Young LLP are expected to be present at the meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.


                                STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders in 1999 must be received by the Company at its principal office in Willow Grove, Pennsylvania, no later than October 1, 1998 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.


                               SOLICITATION OF PROXIES

     The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company. The expense of solicitation of proxies for the meeting will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or telecopy by directors, officers or regular employees of the Company.


                                              By Order of the Board of Directors



                                              ROBERT P. PINKAS
                                              Secretary

February 10, 1998

                                      PROXY
                            QUAD SYSTEMS CORPORATION
              2405 Maryland Road, Willow Grove, Pennsylvania 19090

           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned stockholder of QUAD SYSTEMS CORPORATION hereby constitutes and appoints DAVID W. SMITH and ANTHONY R. DRURY, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Stockholders (the "Meeting") to be held at Williamson's Restaurant, Route 611 and Blair Mill Road, Horsham, Pennsylvania, on March 12, 1998, at 10:00 a.m., and any adjournment or postponement thereof, and thereat to vote all shares of Common Stock of QUAD SYSTEMS CORPORATION held by the undersigned which the undersigned would be entitled to vote if personally present, with respect to the matters described on the reverse side of this proxy card:

                         (To be Signed on Reverse Side)

Please mark your votes as in this example. [ X ]

1. ELECTION OF DIRECTORS

  [   ]  FOR all nominees listed at right

  [   ]  WITHHOLD AUTHORITY to vote for nominee(s)

Nominee(s):
Vahram V. Erdekian, Robert P. Pinkas, Lorin J. Randall,
David W. Smith, David H. Young

INSTRUCTIONS: To withhold your vote for any individual nominee(s), write the name of the person(s) for whom your vote is withheld on the line immediately below. If the "Withhold Authority" box is marked and you do not provide any individual name(s) below, you will withhold authority to vote for all nominees as a group.

------------------------------------------------------------------------------

2. Upon such other matters as may properly come before the Meeting or any adjournment or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, the shares will be voted "FOR" the election of the listed nominees for director. This Proxy also delegates discretionary authority to vote with respect to any other business that may properly come before the Meeting or any adjournment or postponement thereof.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF QUAD SYSTEMS CORPORATION.

--------------------------------------------------------------------------------
SIGNATURE                                                           DATED

--------------------------------------------------------------------------------
SIGNATURE IF JOINTLY OWNED                                          DATED

Note: Please sign your name exactly as it appears hereon. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If signer is a corporation, please sign in full corporate name by duly authorized officer or officers and affix the corporate seal.